UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12
Vanda Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2010

Dear Stockholder:

I am pleased to invite you to attend Vanda Pharmaceuticals Inc.’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 3, 2010, at 9605 Medical Center Drive, Rockville, Maryland. The Annual Meeting will begin promptly at 9:00 a.m., local time.

Enclosed are the following:

•	our Notice of Annual Meeting of Stockholders and Proxy Statement for 2010;

•	our Annual Report for 2009 (containing our annual report on Form 10-K filed with the SEC); and

•	a proxy card with a return envelope to record your vote.

Details regarding the business expected to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We consider the votes of all stockholders important, no matter how many or how few shares you own. Whether or not you expect to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope to ensure that your shares are voted at the Annual Meeting. You also may vote your shares by telephone or via the Internet by following the voting instructions on the proxy card. If you attend the Annual Meeting, you may vote your shares in person (even if you previously voted by proxy) by following the instructions in the Proxy Statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Mihael H. Polymeropoulos, M.D.
President and Chief Executive Officer

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 3, 2010, at 9:00 a.m. local time at 9605 Medical Center Drive, Rockville, Maryland for the following purposes:

•	Proposal 1: To elect Howard Pien and H. Thomas Watkins to serve as Class I directors until the 2013 Annual Meeting of Stockholders;

•	Proposal 2: To approve the material terms of the Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan, as amended;

•	Proposal 3: To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

•	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the accompanying Proxy Statement. Please read the accompanying Proxy Statement and vote your shares by proxy by completing, signing, dating and returning your proxy card in the enclosed postage pre-paid envelope. You also may vote your shares by telephone or via the Internet by following the telephone and Internet voting instructions on the proxy card.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Howard Pien and H. Thomas Watkins; and “FOR” Proposal 2 and Proposal 3.

The record date for the Annual Meeting is April 16, 2010. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Electronic Delivery of Proxy Materials

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com (you will be asked to enter a 12 or 14 digit control number which can be found on the first page of your proxy card) and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2010 Notice and Proxy Statement and 2009 Annual Report are also available at our corporate website www.vandapharma.com. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659, which does not have “cookies” that identify visitors to the site.

By	Order of the Board of Directors

Stephanie R. Irish
Acting Chief Financial Officer, Secretary and Treasurer

Rockville, Maryland
April 28, 2010

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your shares are voted at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still attend the Annual Meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee holder.

This Proxy Statement and accompanying proxy are being distributed on or about April 28, 2010

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
June 3, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Vanda Pharmaceuticals Inc. (sometimes referred to as the “Company” or “Vanda”) is soliciting your proxy to vote your shares at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or via the Internet. In addition, we are sending to our stockholders an annual report that will accompany this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules.

We intend to mail this Proxy Statement, the annual report and accompanying proxy card on or about April 28, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 16, 2010, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 27,879,548 shares of the Company’s common stock (“Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of Common Stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 for ten days before the Annual Meeting and at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 16, 2010, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, sign, date and return the enclosed proxy card or vote your shares by telephone or via the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2010, your shares were held in an account at a broker, bank or other nominee holder, then you are the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote those shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent in whose street name your shares are registered.

What am I being asked to vote on?

At the Annual Meeting, the stockholders will vote on:

•	Proposal 1: Election of Howard Pien and H. Thomas Watkins to serve as Class I directors until the 2013 Annual Meeting of Stockholders.

•	Proposal 2: Approval of the material terms of the Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan, as amended (the “Incentive Plan”).

•	Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

•	Such other business as is properly brought before the Annual Meeting.

How does the Board of Directors of Vanda recommend that I vote on the proposals?

The Board of Directors of Vanda unanimously recommends that you vote “FOR” the election of each of Howard Pien and H. Thomas Watkins (Proposal 1), “FOR” the approval of the material terms of the Incentive Plan (Proposal 2) and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 3).

How do I vote?

You may vote “FOR” all our nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For each other matter that may be voted on at the Annual Meeting, you may vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card or by telephone or via the Internet as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote using the proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. If you plan on attending the Annual Meeting you must bring a form of personal picture identification with you.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-prepaid envelope provided. If you return your signed and dated proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 2, 2010 to be counted.

•	To vote via the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 2, 2010 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee holder, you should have received a voting instruction card with these proxy materials from that organization rather than from Vanda. You should follow the instructions on the voting instruction card to ensure that your vote is counted.

Alternatively, a number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (formerly known as ADP Investor Communication Services), which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number listed in the voting instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other nominee holder. Follow the instructions from your broker, bank or other organization included with these proxy materials, or contact your broker, bank or other nominee holder to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 16, 2010.

What vote is required to approve each matter?

•	Proposal 1: Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our Bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

•	Proposal 2: To approve the material terms of the Incentive Plan, Proposal 2 must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the approval of the material terms of the Incentive Plan is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

•	Proposal 3: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

What is a “broker non-vote”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine matters.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to “routine” matters but not with respect to “non-routine” matters. “Non-routine matters” include director elections or matters that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

What effect do abstentions and broker non-votes have on the proposals?

Abstentions and broker non-votes will have no effect on Proposals 1, 2 or 3. However, we still urge you to please provide voting instructions for all of your shares that are held by your broker, bank or other nominee holder, so that your votes will be counted at the Annual Meeting. We only count broker non-votes in determining whether a quorum of stockholders is present to conduct business at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of Howard Pien and H. Thomas Watkins to serve as Class I directors;

•	Proposal 2: “FOR” the approval of the material terms of the Incentive Plan; and

•	Proposal 3: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation by mail, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another signed and dated proxy card with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 27,879,548 shares of Common Stock outstanding and entitled to vote. Thus 13,939,775 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to proposals other than the election of directors, “AGAINST” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 9, 2010.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2011 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2011 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 29, 2010 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2011 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2011 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, MD 20850 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2011 annual meeting of stockholders or who wish to present a proposal at the 2011 annual meeting of stockholders, but who do not intend for such proposal to be included in Vanda’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 no earlier than February 3, 2011 and no later than March 5, 2011. However, if the 2011 annual meeting of stockholders is held earlier than May 4, 2011 or later than July 3, 2011, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2011 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2011 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Vanda’s Bylaws.

Copy of Bylaws:

You may request a copy of the Company’s Bylaws at no charge by writing to Vanda’s Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. A current copy of our Bylaws also is available at our corporate website at www.vandapharma.com. To access our Bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

How can I find Vanda’s proxy materials and annual report on the Internet?

This Proxy Statement and the 2009 Annual Report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659 which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

As permitted by applicable law, only one copy of Vanda’s proxy materials, which include this Proxy Statement, the 2009 Annual Report and the proxy card, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Vanda of their desire to receive multiple copies of our proxy materials. Vanda will deliver a separate copy of our proxy materials within 30 days after an oral or written request from any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you want a separate copy of this Proxy Statement and/or the 2009 Annual Report, or if you want to receive a separate proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive only one copy in the future, please submit your request by mail to Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

If a broker, bank or other holder holds your Vanda shares for you, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement, the 2009 Annual Report, or additional voting instructions for the Annual Meeting or if you wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

May I elect to receive Vanda stockholder communications electronically rather than through the mail?

Yes. If you received your 2010 Annual Meeting materials by mail, please help us conserve natural resources and significantly reduce Vanda’s printing and mailing costs, by signing up to receive future stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and our proxy materials are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

•	If you are a registered holder (i.e., you hold your Vanda shares in your own name through our transfer agent, American Stock Transfer & Trust Company, or you have stock certificates), visit www.proxyvote.com (you will be asked to enter a 12 or 14 digit control number which can be found on the first page of your proxy card) to enroll.

•	If you are a beneficial holder (i.e., your shares are held by a brokerage firm, a bank or a trustee), you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

Whom should I call if I have any questions?

If you have any questions, would like additional Vanda proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Bylaws, our Board of Directors is divided into three classes of equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board of Directors has fixed the current number of directors at six (6). Howard Pien and H. Thomas Watkins are the two Class I directors whose terms expire at this Annual Meeting. Howard Pien and H. Thomas Watkins have been nominated for election by our Board of Directors to serve until the 2013 Annual Meeting or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting. Howard Pien’s and H. Thomas Watkins’ ages as of April 16, 2010 and certain additional biographical information are set forth below.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mr. Pien and Mr. Watkins to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Vanda director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy cards will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Mr. Pien and Mr. Watkins, Vanda’s two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that either Vanda nominee will be unable to serve if elected.

Qualification of Directors and Nominees

The following is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion by our Nominating/Corporate Governance Committee that each of our directors and nominees is qualified to serve as one of our directors:

We believe that our directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise required for our Board of Directors as a whole and that we have sufficient independent directors to comply with applicable law and regulations. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees.

In addition, five of our six directors are independent under The Nasdaq Global Market (“Nasdaq”) standards (Dr. Polymeropoulos, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all six directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole.

We believe that each director and nominee brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, competence and experience from a wide variety of areas.

The following is a brief biography for Vanda’s two director nominees. For further biographical information on all our directors and executive officers see the section entitled “Executive Officers and Directors” below and for additional reasons why our directors were recommended for election by the Nominating/Corporate Governance Committee of our Board of Directors see the section entitled “Corporate Governance”.

Howard H. Pien, age 52, has served as a Director of Vanda since June 2007. Mr. Pien served as President and Chief Executive Officer and a Director of Medarex, Inc from June 2007 until it was acquired by Bristol-Myers Squibb Co. in September 2009. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from

GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. In the past five years Mr. Pien has served on the board of directors of Chiron Corporation, Medarex, ViroPharma Incorporated and ImmunoGen, Inc. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University.

H. Thomas Watkins, age 57, has served as a Director of Vanda since September 2006. Mr. Watkins has served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its board of directors since 2005. Prior to his tenure at Human Genome Sciences Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the board of directors of the Biotechnology Industry Organization (BIO). He holds a B.B.A. from the College of William and Mary and an M.B.A from the University of Chicago Graduate School of Business.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF HOWARD PIEN AND H. THOMAS WATKINS.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Dr. Mihael H. Polymeropoulos, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Argeris N. Karabelas, Chairman of the Board of Directors, presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Vanda Pharmaceuticals Inc. at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attn: Secretary. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairman of a committee of the Board of Directors or a particular director, as appropriate.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2009:

Nominating/Corporate
Name	Audit	Compensation	Governance

Dr. Argeris N. Karabelas		X(1)	X
Richard W. Dugan	X(1)
Brian K. Halak, Ph.D.(2)	X		X(1)
Howard H. Pien		X
Mihael H. Polymeropoulos, M.D.
David Ramsay(3)	X
H. Thomas Watkins		X	X
Total meetings in 2009	11	12	3

(1)	Committee Chairman.

(2)	Resigned as a member of the Board of Directors, Audit Committee and Nominating/Corporate Governance Committee effective as of April 21, 2010.

(3)	Resigned as a member of the Board of Directors and Audit Committee effective as of January 7, 2010.

Following the resignation of Mr. Ramsay as a member of the Board of Directors and Audit Committee as of January 7, 2010, Mr. Pien was appointed to serve as a member of the Audit Committee. Effective upon the resignation of Dr. Halak as a member of the Board of Directors, Audit Committee and Nominating/Corporate Governance Committee as of April 21, 2010, Vincent J. Milano was elected to the Board of Directors and appointed to serve as a member of the Audit Committee and Mr. Dugan was appointed to serve as the Chairman of the Nominating/Corporate Governance Committee.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for, and appoints and reviews the performance of, the Company’s independent accountants, (2) reviews reports prepared by management, and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports, and associated consolidated financial statements, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with external counsel any legal matters that could have a significant impact on the Company’s financial statements, (5) establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations, and (6) reviews the Company’s compliance with its Code of Business Conduct and Ethics. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Audit Committee in 2009: Mr. Dugan (the Chairman of the Audit Committee), Dr. Halak and Mr. Ramsay. The Audit Committee met eleven times during 2009. Following the resignation of Mr. Ramsay as a member of the Board of Directors and Audit Committee as of January 7, 2010, Mr. Pien was appointed to serve as a member of the Audit Committee. Effective upon the resignation of Dr. Halak as a member of the Board of Directors and Audit Committee as of April 21, 2010, Vincent J. Milano was elected to the Board of Directors and appointed to serve as a member of the Audit Committee.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs, including the Incentive Plan. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other Company executives, (2) reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, and other material agreements between the Company and its executive officers, (3) approves material changes to the Company’s 401(k) plan and oversees its implementation, (4) reviews and approves the Compensation Discussion and Analysis included in this Proxy Statement, and (5) conducts reviews of executive officer succession planning. Our Compensation Committee charter can be found in the corporate governance section of our website at www.vandapharma.com. Three directors comprise the Compensation Committee of the Board of Directors: Dr. Karabelas (the Chairman of the Compensation Committee), Mr. Pien and Mr. Watkins. The Compensation Committee met twelve times during 2009.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Dr. Polymeropoulos, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation.

No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee retained Towers Perrin, a well-known consulting firm specializing in executive compensation, as its independent compensation consultant in November 2006 and continued to use the firm’s services through 2009. The firm’s 2007 report was used as the basis for determining 2008 executive compensation. In light of the developments that occurred during 2008, most notably the receipt by the Company in July 2008 of a not-approvable letter issued by the U.S. Food and Drug Administration (the “FDA”) with respect to our New Drug Application (the “NDA”) for Fanapttm, the Compensation Committee decided in December 2008 not to implement any significant changes to executive compensation for 2009, pending the outcome of the FDA’s review of our complete response to its not-approvable letter (the “Complete Response”). In December 2009, Towers Perrin presented a new executive compensation report to the Compensation Committee. Towers Perrin provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Nominating/Corporate Governance Committee in 2009: Dr. Halak (the Chairman of the Nominating/Governance Committee), Dr. Karabelas and Mr. Watkins. The Nominating/Corporate Governance Committee met three times during 2009. Effective upon the resignation of Dr. Halak as a member of the Board of Directors and Nominating/Corporate Governance Committee as of April 21, 2010, Mr. Dugan was appointed to serve as the Chairman of the Nominating/Corporate Governance Committee.

The Board of Directors has determined that all members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards).

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management,

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our Bylaws. The stockholder recommendation must, among other things, set forth

•	for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•	any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our Bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills identified in the biographical information contained below under “Executive Officers and Directors”. The Nominating/Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group.

The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail below under the section entitled “Executive Officers and Directors”, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met twenty-six times during 2009. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Secretary, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in her sole discretion, disregard any communication that she believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Company has also adopted an additional Code of Ethics for its Chief Executive Officer and Senior Financial Officers. Both of these codes are available at our website at www.vandapharma.com. If the Company makes any substantive amendments to either of these codes or grants any waiver from a provision of either code to any applicable executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors provides oversight to address the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board of Directors also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Acting Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Acting Chief Financial Officer.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee determined that, for all employees, the Company’s compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Compensation of Directors

On December 19, 2005, our Board of Directors adopted a compensation program for outside directors. Pursuant to this program, each member of our Board of Directors who is not our employee receives a $25,000 annual fee as well as $2,500 for each board meeting attended in person ($1,250 for meetings attended by telephone). The Chairman of the Board of Directors receives an additional annual fee of $10,000, and the chairman of each committee of the Board of Directors receives an additional annual fee of $2,000. Each director receives $1,000 for each meeting of any committee of the Board of Directors attended in person or by telephone other than committee meetings that are held concurrently with a board meeting.

Under the director compensation program adopted on December 19, 2005, each member of our Board of Directors who is not our employee and who is elected after December 19, 2005 initially receives an option to purchase 35,000 shares of our Common Stock upon election, and each member of our Board of Directors who is not our employee will also receive, upon the conclusion of each annual meeting of our stockholders, an option to purchase 15,000 shares of our Common Stock. The stock option granted upon election vests and becomes exercisable in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. Each annual stock option vests and becomes exercisable in equal monthly installments over a period of one year from the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. All of these options have an exercise price equal to the fair market value of our Common Stock on the date of the grant.

In November 2007, Towers Perrin reviewed our director compensation program and did not recommend any changes to the program. The Board has not made any changes to our director compensation program since its adoption.

2009 Director Compensation

The following table shows the compensation earned by each of our non-officer directors for the year ended December 31, 2009:

	Fees earned or paid
Name	in cash ($)	Option awards ($)(1)	Total ($)

Argeris N. Karabelas, Ph.D. (Chairman)(2)	$73,500	$139,800	$213,300
Richard W. Dugan	$75,500	$139,800	$215,300
Brian K. Halak, Ph.D.(2)(3)	$74,250	$139,800	$214,050
Howard H. Pien	$55,500	$139,800	$195,300
David Ramsay(2)(4)	$65,000	$139,800	$204,800
H. Thomas Watkins	$55,750	$139,800	$195,550

(1)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Fees earned by Dr. Karabelas, Dr. Halak and Mr. Ramsay were paid to the management companies of the venture capital funds affiliated with these directors.

(3)	Dr. Halak resigned as a member of the Board of Directors effective as of April 21, 2010.

(4)	Mr. Ramsay resigned as a member of the Board of Directors effective as of January 7, 2010.

The following table describes the options that we granted to our non-employee directors and that were outstanding as of December 31, 2009:

					Aggregate
					Number of
		Number of	Exercise	Grant Date	Options
	Date of	Options	Price	Fair Value	Outstanding
Name	Grant	Granted	per Share	per share(1)	on 12/31/09

Argeris N. Karabelas, Ph.D.	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	45,000	(2)

Richard W. Dugan	December 28, 2005	10,574	$4.7329	$14.23
	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	55,574	(3)

Brian K. Halak, Ph.D.(4)	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	45,000	(5)

Howard H. Pien	December 5, 2006	2,500	$15.35	$14.57
	June 5, 2007	35,000	$21.39	$14.57
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	67,500	(6)

David Ramsay(7)	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	45,000	(8)

H. Thomas Watkins	September 8, 2006	35,000	$9.40	$6.08
	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	80,000	(9)

(1)	This column reflects the grant date fair value for options awarded to each director during the year ended December 31, 2009 and outstanding as of December 31, 2009, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See the note to our consolidated financial statements under the caption “Accounting for stock-based compensation” included in our annual report on Form 10-K for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards.

(2)	34,999 options were vested as of December 31, 2009.

(3)	45,573 options were vested as of December 31, 2009.

(4)	Dr. Halak resigned from the Board of Directors effective as of April 21, 2010.

(5)	34,999 options were vested as of December 31, 2009.

(6)	43,747 options were vested as of December 31, 2009.

(7)	Mr. Ramsay resigned from the Board of Directors effective as of January 7, 2010.

(8)	34,999 options were vested as of December 31, 2009.

(9)	63,436 options were vested as of December 31, 2009.

PROPOSAL 2

APPROVAL OF THE MATERIAL TERMS OF THE VANDA PHARMACEUTICALS INC. 2006
EQUITY INCENTIVE PLAN

We are asking stockholders to approve the material terms of the Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan, as amended (the “Incentive Plan”), as adopted in connection with our initial public offering in 2006 and as amended in certain respects since then, solely to satisfy a requirement of Federal tax law that enhances our ability to deduct compensation deemed paid to certain of our executive officers in connection with awards granted under the Incentive Plan.

Under the Federal tax laws, a publicly-held company such as Vanda will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. An exception to this loss deduction rule is available for compensation that qualifies as “performance-based compensation” under these tax laws. Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan of which certain of its terms have received approval by the public company’s stockholders. To continue our ability to grant equity awards that qualify as performance-based compensation and preserve our ability to deduct compensation amounts with respect to certain awards granted under the Incentive Plan to our executive officers, we are asking our stockholders to approve the material terms of the Incentive Plan. Our stockholders previously approved the Incentive Plan in March 2006. Since that date, our Board has approved an amendment to the Incentive Plan that adds two additional categories of performance goals that may be applied to performance-based awards granted under the Incentive Plan. The complete list of all such performance goals is set forth below under “Performance-Based Compensation.” See also “Section 162(m) Considerations” below for additional details about these Federal tax laws.

Approval of this Proposal 2 will constitute approval of this revised list of performance goals, the annual share limitations under the Incentive Plan for purposes of Section 162(m) under the Code and the other material terms of the Incentive Plan.

If our stockholders do not approve this Proposal 2, we will not have obtained the approval necessary to fully deduct compensation amounts that may be paid in connection with certain plan awards granted under the Incentive Plan to certain of our executive officers.

We established the Incentive Plan in April 2006 to provide a means whereby the Company could operate an executive compensation program following our initial public offering. This enables us to provide eligible individuals with an opportunity to acquire shares of our Common Stock and to benefit from increases in value of our Common Stock. We believe that equity awards under the Incentive Plan play an important role in our efforts to attract, employ and retain employees, directors and consultants.

The materials terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan. A copy of the Incentive Plan has been filed with our Proxy Statement, as filed with the SEC, and is available through the SEC website at www.sec.gov. A copy of the Incentive Plan will also be provided to any stockholder upon written request to: Corporate Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Share Reserve.  We have reserved 5,619,924 shares of our Common Stock for issuance under the Incentive Plan. As of April 16, 2010, 3,195,497 shares were subject to outstanding options having a weighted average exercise price equal to $16.05 per share, 248,250 shares were subject to outstanding restricted stock units (“RSUs”), 830,971 shares have been issued upon exercise or settlement of awards granted under the Incentive Plan, and 1,345,206 shares remain available for grant. These share numbers, as well as the annual limits on the number of shares that may be granted subject to each type of plan award, the number of shares subject to outstanding awards and the exercise price that applies to outstanding awards will be proportionately adjusted in the event we experience a stock split, stock dividend or certain other types of corporate transactions. In addition, the Compensation Committee has the authority in the event of certain extraordinary dividends, spin-offs and other corporate events to adjust one or more of these features as it determines appropriate in its discretion.

On January 1 of each year over the term of the Incentive Plan, the number of shares reserved under the Incentive Plan automatically increases by 4% of the total number of shares of Common Stock that are outstanding at that time, or, if less, by 1,500,000 shares (or such lesser number as may be approved by the Company’s Board of Directors). As of January 1, 2010, the number of shares of Common Stock that may be issued under the Incentive Plan was automatically increased by 1,102,535 shares, representing 4% of the total number of shares of Common Stock outstanding on January 1, 2010, increasing the total number of shares of Common Stock available for issuance under the Incentive Plan to 5,619,924 shares. If a stock award granted under the Incentive Plan expires or otherwise terminates without being exercised in full, the shares of our Common Stock not acquired pursuant to the stock award again become available for subsequent issuance under the Incentive Plan. In addition, shares not delivered under an award as a result of a net exercise provision or otherwise and shares repurchased by the Company upon forfeiture of the shares, shall again become available for issuance under the Incentive Plan.

Administration.  The Compensation Committee of our Board of Directors administers the Incentive Plan. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the Incentive Plan, including the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The Compensation Committee has the ability to reprice outstanding options and stock appreciation rights (“SARs”) without first obtaining stockholder approval, and modify outstanding awards with the consent of any adversely affected option holder.

Eligibility.  The following groups of individuals are eligible to participate in the Incentive Plan:

•	employees

•	members of our Board of Directors who are not employees

•	consultants

The Compensation Committee determines which eligible persons will be granted awards under the Incentive Plan.

Types of Awards.  The Incentive Plan provides for the following types of awards:

•	options to purchase shares of our Common Stock

•	SARs

•	restricted shares of our Common Stock (“restricted stock”)

•	RSUs

Stock Options.  Both incentive stock options and nonstatutory stock options are available for grant under the Incentive Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under section 422 of the Code. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. Since our initial public offering in 2006, only nonstatutory stock options have been granted under the Incentive Plan. The exercise price of options granted under the Incentive Plan may not be less than 100% of the fair market value of our Common Stock on the grant date. Optionees may pay the exercise price by using:

•	cash

•	shares of Common Stock that the optionee already owns

•	an immediate sale of the option shares through a broker designated by us

•	other forms of payment approved by the Compensation Committee

Options granted under the Incentive Plan are subject to the terms and conditions of option agreements approved by the Compensation Committee. They vest at the time or times, and upon such conditions, as determined by the Compensation Committee. In most cases, our options, other than annual grants to our non-employee directors, vest over the four-year period following the date of grant, subject to continued service by the optionee during that period. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee’s service terminates earlier. The Incentive Plan provides that no participant may receive options covering more than 500,000 shares in the same year, except that a newly hired employee may receive options covering up to 1,000,000 shares in the first year of employment.

Stock Appreciation Rights.  A SAR allows a recipient to benefit from increases in the value of our Common Stock, but does not provide any ownership interest in our Common Stock. SARs are granted pursuant to SAR agreements adopted by the Compensation Committee. The Compensation Committee determines the strike price of each SAR, which can not be less than 100% of the fair market value of our Common Stock on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (b) the number of shares of our Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our Common Stock, or any combination thereof. Each SAR may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the Compensation Committee. SARs generally expire 10 years after they are granted, except that they generally expire earlier if the recipient’s service terminates earlier. SARs vest at the time or times determined by the Compensation Committee. To date, the Company has not granted SARs under the Incentive Plan.

The Incentive Plan provides that no participant may receive SARs covering more than 500,000 shares in the same year, except that a newly hired employee may receive SARs covering up to 1,000,000 shares in the first year of employment. The Incentive Plan also provides for automatic annual option grants to members of our Board of Directors who are not our employees. See “Corporate Governance — Compensation of Directors.”

Restricted Stock.  Restricted stock awards are granted pursuant to restricted stock agreements adopted by the Compensation Committee which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, or (d) any other form of legal consideration approved by the Compensation Committee. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company. The Incentive Plan provides that no participant may receive more than 500,000 restricted shares that are subject to performance-based vesting conditions in a single fiscal year of the Company.

RSUs.  RSU awards represent the right to receive the value of shares of our Common Stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the Compensation Committee. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with a RSU award. Each award of RSUs may or may not be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. In no event shall more than 500,000 RSUs that are subject to performance-based vesting conditions be granted to any participant in a single fiscal year of the Company. Dividend equivalents may be credited in respect of shares covered by a RSU award.

Performance-Based Compensation.  The Incentive Plan is designed to allow the Compensation Committee to issue restricted stock and RSUs that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if certain conditions are met. Accordingly, the Compensation Committee may structure restricted stock and RSUs so that they are only granted or vest upon the attainment of certain pre-established objective performance goals. The performance goals that may be used by the Compensation Committee for awards of restricted stock or RSUs consist of: (a) operating profits (including EBITDA); (b) net profits; (c) earnings per share; (d) profit returns and margins; (e) revenues; (f) stockholder return and/or value; (g) stock price; (h) working capital; (i) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether of the Company or the Company’s third-party manufacturer)); and (j) clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies in each case, whether on particular timelines or generally). The Board recently amended the Incentive Plan to add, subject to approval of this Proposal 2, the last two goals set forth above. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.

Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal may exclude: (a) gains or losses on operating asset sales or dispositions; (b) asset write-downs; (c) litigation or claim judgments or settlements; (d) accruals for historic environmental obligations; (e) effect of changes in tax law or rate on deferred tax liabilities; (f) accruals for reorganization and restructuring programs; (g) uninsured catastrophic property losses; (h) the cumulative effect of changes in accounting principles; and (i) any extraordinary and unusual items in Accounting Standards Codification No. 225-20 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

Corporate Transactions.  In the event that the Company is a party to a merger or reorganization, outstanding awards will be subject to the agreement of such transaction. Such agreements will provide for one or more of the following (a) continuation of the outstanding awards by the Company, if the Company is a surviving corporation; (b) the assumption of the outstanding awards by the surviving corporation; (c) the substitution by the surviving corporation of its own awards for the outstanding awards; (d) full vesting and exercisability followed by cancellation of the outstanding awards; or (e) settlement of the full value of the outstanding awards in cash, cash equivalents, or securities of the surviving corporation followed by cancellation of such awards.

Amendments or Termination.  Our Board of Directors may amend or terminate the Incentive Plan at any time. If our Board of Directors were to amend the Incentive Plan, it would not need to ask for stockholder approval of the amendment unless applicable law or Nasdaq rules require such approval. The Incentive Plan will automatically terminate on April 12, 2016.

Federal Income Tax Consequences of Awards Granted under the Incentive Plan

The following is a general summary as of the date of this Proxy Statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the Incentive Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the Incentive Plan.

Incentive Stock Options.  No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options.  No taxable income is recognized by an optionee upon the grant of a stock option not described in Sections 422 or 423 of the Code (NSO). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Restricted Stock.  A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

RSUs.  In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.

Stock Appreciation Rights.  In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A.  The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our Common Stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Treatment of Vanda.  The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Incentive Plan. As described herein, Section 162(m) of the Code may limit the deductibility of awards granted under the Incentive Plan.

Section 162(m) Considerations.  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and three other highest compensated executive officers (other than the chief financial officer under current rules). Stock options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Section 162(m). Other stock awards, such as restricted stock and RSUs, must vest only upon the achievement of objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The Incentive Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, restricted stock, and RSU awards in order to comply with the Section 162(m) requirements. As described above, the Incentive Plan permits the grant of stock performance awards based on several different performance criteria. The approval sought by this Proposal 2 is to continue qualification of the Incentive Plan as a plan under which Section 162(m)-qualified performance-based compensation awards may be granted. The Compensation Committee reserves the right to grant awards under the Incentive Plan that do not qualify as performance-based compensation.

New Plan Benefits and Option Grant Table

Except as described above under “Corporate Governance — Compensation of Directors,” future awards to our directors, executive officers, employees and other eligible participants under the Incentive Plan are discretionary and therefore are not determinable at this time. Further, since automatic awards to our non-employee directors depend on the non-employee director’s continued service and the Board of Director’s discretion to vary the type and terms of those awards, it is not possible to determine the exact number of shares that will be subject to such awards. However, on the date of the annual meeting, each person then continuing to serve as a non-employee director will receive an option to purchase 15,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on that date.

The table below shows the number of shares of Common Stock for which options, restricted stock and RSUs have been granted under the Incentive Plan from its inception through April 16, 2010, as to each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement in the section entitled “Executive Compensation”, each nominee for election as a director and the various indicated groups. To date, only stock options, restricted stock and RSUs have been granted under the Incentive Plan.

		Number of
	Number of Option	Shares of	Number of RSU
Name and Position	Shares	Restricted Stock	Awards

Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer	1,175,000	0	225,000
Stephanie R. Irish Acting Chief Financial Officer and Treasurer(1)	220,810	0	70,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary(2)	515,000	0	80,000
John J. Feeney III, M.D. Acting Chief Medical Officer(3)	201,250	0	70,000
Steven A. Shallcross former Senior Vice President, Chief Financial Officer and Treasurer(4)	215,000	0	0
Paolo Baroldi, M.D., Ph.D. former Senior Vice President and Chief Medical Officer(5)	290,427	0	0
All current executive officers as a group(6)	1,597,060	0	365,000
Howard Pien Director	67,500	0	0
H. Thomas Watkins Director	80,000	0	0
All current directors who are not executive officers as a group(7)	282,500	0	0
All current employees, including current officers who are not executive officers, as a group	1,017,202	0	363,750

(1)	As of March 26, 2010, Ms. Irish is serving as Acting Chief Financial Officer, Secretary and Treasurer.

(2)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(3)	As of March 26, 2010, Dr. Feeney is serving as Chief Medical Officer.

(4)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(5)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

(6)	Excludes options and RSUs granted to Steven A. Shallcross, Paolo Baroldi, M.D., Ph.D. and William D. “Chip” Clark.

(7)	Includes options granted to Richard Dugan, Argeris Karebelas, Ph.D., Howard Pien and H. Thomas Watkins. Includes options to purchase 45,000 shares granted to Brian Halak, Ph.D., who resigned from the Board of Directors effective as of April 21, 2010. Excludes an option to purchase 35,000 shares granted to Vincent Milano upon his election to the Board of Directors as of April 21, 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information regarding our equity compensation plans in effect as of April 16, 2010:

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to		Weighted-Average		Issuance Under Equity
	be Issued Upon Exercise		Exercise Price of		Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	4,175,349	(1)	$13.43	(2)	1,345,206	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	4,175,349	(1)	$13.43	(2)	1,345,206	(3)

(1)	Includes 3,927,099 shares issuable upon exercise of outstanding options and 248,250 shares issuable upon settlement of RSUs under the 2006 Equity Incentive Plan and Second Amended and Restated Management Equity Plan.

(2)	Does not take into account RSUs, which have no exercise price.

(3)	On January 1 of each year, the number of shares reserved under the Incentive Plan is automatically increased by 4% of the total number of shares of Common Stock that are outstanding at that time, or, if less, by 1,500,000 shares (or such lesser number as may be approved by the Company’s Board of Directors).

The Board Of Directors Recommends
A “FOR” Vote In Favor Of Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2010, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 3 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2009, and December 31, 2008, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2009	2008

Audit fees(1)	$281,371	$384,112
Audit-related fees	—	—
Tax fees(2)	85,364	55,133
All other fees(3)	3,000	3,000

Total fees	$369,735	$442,245

(1)	The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ending December 31, 2009 and 2008 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the review and consent issued for the Form S-8.

(2)	Tax fees for 2009 include $47,590 for an analysis of our net operating loss limitations under Section 382 of the Code, $20,000 for the preparation of federal and state tax returns and $17,774 other tax matters. Tax fees for 2008 include $39,265 for an analysis of our net operating loss limitations under Section 382 of the Code, $13,500 for the preparation of federal and state tax returns and $2,368 other tax matters.

(3)	All other fees of $3,000 include the subscription fee for two users for access to PricewaterhouseCoopers’ Comperio (an on-line tool for authoritative financial reporting and assurance literature).

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE THE PROXY CARD “FOR” PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted in 2009 of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Dugan serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”).

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited consolidated financial statements in the 10-K, including the report issued by PricewaterhouseCoopers LLP on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2009 for filing with the United States Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chairman
Brian K. Halak, Ph.D.2
Howard H. Pien

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
2 Dr. Halak resigned as a member of the Board of Directors and the Audit Committee as of April 21, 2010. Effective upon Dr. Halak’s resignation, Vincent J. Milano was elected to the Board of Directors and appointed to serve as a member of the Audit Committee.

EXECUTIVE OFFICERS AND DIRECTORS

The names of the executive officers and directors of Vanda and certain information about each of them as of April 16, 2010, are set forth below:

Mihael H. Polymeropoulos, M.D., age 50, has served as President, Chief Executive Officer and a Director of Vanda since May of 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (IMAGE) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras. We believe that Dr. Polymeropoulos’ qualifications to sit on our Board of Directors include his executive experience at Novartis, his expertise in the fields of psychology and pharmacogenetics, his extensive knowledge of central nervous system disorders and his long history with the Company.

John J. Feeney III, M.D., age 55, has served as Vanda’s Senior Medical Officer since November of 2007 and served as Vanda’s Acting Chief Medical Officer since January of 2009. In March of 2010, Dr. Feeney was appointed as our Chief Medical Officer. Prior to joining Vanda, Dr. Feeney was the Acting Deputy Director in the Division of Neurology Products at the FDA. During his 16 years at the FDA, Dr. Feeney served in various roles, including Medical Officer in the Division of Neuropharmacological Drug Products and Neurology Team Leader. Prior to joining the FDA, Dr. Feeney practiced general neurology in both military and civilian settings. Dr. Feeney holds a B.S. in biology from the University of California at San Diego and an M.D. from Georgetown Medical School. Dr. Feeney is board certified in neurology.

Stephanie R. Irish, age 39, has served as Vanda’s Acting Chief Financial Officer and Treasurer since January of 2009 and served as Vanda’s Controller since February of 2005. In March of 2010, Ms. Irish was appointed as our Secretary. Prior to joining Vanda, Ms. Irish was Controller at Avalon Pharmaceuticals, Inc. from 2000 to February 2005. Ms. Irish was the Chicago Cluster Controller for Marriott International, Senior Living Services Division from 1999 to 2000. From 1995 to 1999, Ms. Irish held several accounting positions at The Institute for Genomic Research. From 1993 to 1995, Ms. Irish was an auditor at Beers & Cutler, Certified Public Accountants. Ms. Irish holds a B.S. in accounting from the University of Maryland and is licensed in Maryland as a certified public accountant.

Argeris N. Karabelas, Ph.D., age 57, has served as a Director and Chairman of the Board since 2003, when he co-founded Vanda with Dr. Polymeropoulos. Dr. Karabelas has served as a Partner of Care Capital, LLC since 2001. Prior to his tenure at Care Capital, Dr. Karabelas was the Founder and Chairman of the Novartis BioVenture Fund, from July 2000 to December 2001. From 1998 to 2000, he served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham (now part of GlaxoSmithKline) responsible for U.S. operations, European operations, Regulatory, and Strategic Marketing, from 1981 to 1998. In addition to the public directorships held by Dr. Karabelas as set forth below, he is a director of Inotek Pharmaceuticals Corporation and Chairman of Cyreniac, Inc. Dr. Karabelas holds a Ph.D. in Pharmacokinetics from the Massachusetts College of Pharmacy. We believe that Dr. Karabelas’ qualifications to sit on our Board of Directors include his experience as a venture capitalist investing in and advising pharmaceutical companies, his executive experience in the pharmaceutical business, his knowledge of regulatory matters, his long history with the Company and his experience on other public company boards.

Public directorships held by Dr. Karabelas within the past five years: Skye Pharma, plc, Human Genome Sciences, Inc. (Chairman), NitroMed, Inc. and Minster, plc.

Richard W. Dugan, age 68, has served as a Director of Vanda since December of 2005. From 1976 to September 2002, Mr. Dugan served as a Partner with Ernst & Young, LLP, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University. We believe that Mr. Dugan’s qualifications to sit on our Board of Directors include his more than 25 years as a Partner with Ernst & Young, LLP, his long history with the Company, his status as a financial expert under The Sarbanes-Oxley Act of 2002 and his experience on other public company boards.

Public directorships held by Mr. Dugan within the past five years: Middlebrook Pharmaceuticals, Inc. (formerly known as Advancis Pharmaceutical Corporation) and Critical Therapeutics, Inc.

Vincent J. Milano, age 46, has served as a Director of Vanda since April 2010. Mr. Milano has served as President and Chief Executive Officer of ViroPharma Incorporated since March 2008. Mr. Milano served as Chief Operating Officer from January 2006 to March 2008, and as Vice President, Chief Financial Officer of ViroPharma from November 1997 to March 2008. Mr. Milano also previously served as Vice President, Finance & Administration, Treasurer, and as Executive Director, Finance & Administration of ViroPharma. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager from 1991 to 1996. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. We believe that Mr. Milano’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of finance and accounting, and his experience on other public company boards.

Public directorships held by Mr. Milano within the past five years: ViroPharma Incorporated, VerticalNet, Inc.

Howard H. Pien, age 52, has served as a Director of Vanda since June 2007. Mr. Pien served as President and Chief Executive Officer and a Director of Medarex, Inc from June 2007 until it was acquired by Bristol-Myers Squibb Co. in September, 2009. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Pien’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of product licensing and management, his business degree and his experience on other public company boards.

Public directorships held by Mr. Pien within the past five years: Chiron Corporation, Medarex, ViroPharma Incorporated and ImmunoGen, Inc.

H. Thomas Watkins, age 57, has served as a Director of Vanda since September 2006. Mr. Watkins has served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its board of directors since 2005. Prior to his tenure at Human Genome Sciences Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the Board of Directors of the Biotechnology Industry Organization (BIO). He holds a B.B.A. from the College of William and Mary and an M.B.A from the University of Chicago Graduate School of Business. We believe that Mr. Watkins’ qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his experience with late-stage product development, his knowledge of in-licensing and other partnering strategies, his business degree and his experience on other public company boards.

Public directorships held by Mr. Watkins within the past five years: Human Genome Sciences, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of April 16, 2010, by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13Gs and 13Ds filed with the SEC through April 16, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Percentage of shares beneficially owned is based on 27,879,548 shares of Common Stock outstanding as of April 16, 2010.

		Percentage of
	Number of shares	shares beneficially
Name and address of beneficial owner(1)	beneficially owned	owned

5% Stockholders (other than our executive officers and directors)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	2,571,395	9.22%
TIAA CREF Investment Management, LLC(3) 730 Third Avenue New York, NY 10017-3206	1,876,533	6.73%
Wells Fargo and Company(4) 420 Montgomery Street San Francisco, CA 94104	1,806,425	6.48%
Kevin C. Tang(5) Tang Capital Management, LLC Tang Capital Partners, L.P. 4401 Eastgate Mall San Diego, CA 92121	1,702,852	6.11%
Named Executive Officers and Directors
Mihael H. Polymeropoulos, M.D.(6)	1,762,587	6.32%
William D. “Chip” Clark(7)	485,894	1.74%
Stephanie R. Irish(8)	78,962	*
H. Thomas Watkins(9)	74,061	*
Howard H. Pien(10)	54,685	*
Richard W. Dugan(11)	51,823	*
Argeris N. Karabelas, Ph.D.(12)	41,249	*
John J. Feeney III(13)	36,744	*
Steven A. Shallcross(14)	—	*
Paolo Baroldi, M.D., Ph.D.(15)	—	*
All current directors and executive officers as a group (8 persons) (16)	2,100,111	7.53%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

(2)	Based on Schedule 13G/A filed on April 9, 2010 by BlackRock, Inc., this represents 2,571,395 shares held of record by BlackRock, Inc., including such shares held by BlackRock, Inc. subsidiaries BlackRock Advisors, LLC, BlackRock Japan Co. Limited, BlackRock Capital Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and State Street Research & Management Co.

(3)	Based on Schedule 13G/A filed on April 9, 2010 by TIAA CREF Investment Management, LLC, this amount. TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 1,876,533 shares of Issuer’s common stock owned by CREF. Teachers Advisors, Inc. (“Advisors”) is the investment adviser to three registered investment companies, TIAA-CREF Funds (“Funds”), TIAA-CREF Life Funds (“Life Funds”), and TIAA Separate Account VA-1 (“VA-1”), as well as the TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM Funds”), and may be deemed to be a beneficial owner of 997,766 shares of Issuer’s common stock owned separately by Funds, Life Funds, VA-1 and TCAM Funds. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.

(4)	Based on Schedule 13G filed on January 20, 2010 by Wells Fargo and Company, this amount represents 1,806,425 shares beneficially owned by Wells Fargo and Company and includes and is filed on behalf of the following subsidiaries of Wells Fargo and Company: Wells Capital Management Incorporated, Evergreen Investment Management Company, LLC, Wells Fargo Bank, N.A., Wachovia Bank, National Association and Wells Fargo Funds Management, LLC.

(5)	Based on Schedule 13G/A filed on March 8, 2010 by Tang Capital Partners, L.P., this amount represents 1,620,552 shares held of record by Tang Capital Partners, L.P. and 82,300 shares over which Kevin C. Tang has voting and/or dispositive power. Voting and/or dispositive decisions with respect to the shares held by Tang Capital Partners L.P. are made by Kevin C. Tang, the manager of its general partner, Tang Capital Management, LLC. Kevin C. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein, the amount of which cannot currently be determined.

(6)	Includes 1,282,587 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 526,561 shares subject to options that are not exercisable within 60 days of April 16, 2010 and 75,000 RSUs that shall not vest within 60 days of April 16, 2010.

(7)	Includes 317,615 shares subject to options exercisable as of March 26, 2010, which may be exercised on or before June 26, 2010. Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(8)	Includes 76,713 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 154,295 shares subject to options that are not exercisable within 60 days of April 16, 2010 and 30,000 RSUs that shall not vest within 60 days of April 16, 2010.

(9)	Includes 74,061 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 5,939 shares subject to options that are not exercisable within 60 days of April 16, 2010.

(10)	Includes 54,685 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 12,815 shares subject to options that are not exercisable within 60 days of April 16, 2010.

(11)	Includes 51,823 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 3,751shares subject to options that are not exercisable within 60 days of April 16, 2010.

(12)	Includes 41,249 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 3,751 shares subject to options that are not exercisable within 60 days of April 16, 2010.

(13)	Includes 36,744 shares subject to options exercisable within 60 days of April 16, 2010. Excludes 150,289 shares subject to options that are not exercisable within 60 days of April 16, 2010 and 30,000 RSUs that shall not vest within 60 days of April 16, 2010.

(14)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(15)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

(16)	Includes 2,005,893 shares subject to options exercisable within 60 days of April 16, 2010 held by our current executive officers and directors. Excludes 729 shares subject to options to be granted to Vincent J. Milano in connection with his election to the Board of Directors effective as of April 21, 2010 which will be exercisable within 60 days of April 16, 2010 and excludes 34,271 shares subject to options to be granted to Vincent J. Milano in connection with his election to the Board of Directors effective as of April 21, 2010 which are not exercisable within 60 days of April 16, 2010. Excludes 1,103,548 shares subject to options that are not exercisable within 60 days of April 16, 2010 and 165,000 RSUs that shall not vest within 60 days of April 16, 2010. Excludes shares subject to options held by Steven Shallcross, Paolo Baroldi and William D. “Chip” Clark as a result of the termination of employment of Mr. Shallcross and Dr. Baroldi on January 9, 2009 and the resignation of Mr. Clark as of March 26, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2009, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions related to fiscal year 2009 and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section. As a result of the constant evolution and highly competitive nature of the biopharmaceutical industry, we have designed a compensation program that is focused on attracting, motivating and retaining the industry leaders and experts necessary to achieve and implement our goal of establishing a leading biopharmaceutical company focused on developing and commercializing clinical-stage products for central nervous system disorders.

Summary

Compensation for our executive officers during 2009 was largely driven by our performance, particularly with respect to the attainment of a number of significant regulatory and commercial milestones. The first of these 2009 milestones was achieved in May, when the FDA granted U.S. marketing approval of Fanapttm, our compound for the acute treatment of schizophrenia in adults. This approval was of particular significance to the Company, in that we had suspended our further development activities, as well as non-essential business activities, and had been operating under a reduced spending plan, following the Company’s receipt in July 2008 of a not-approvable letter issue by the FDA with respect to our NDA for Fanapttm. We achieved the second of these milestones in October, with the execution of an amended and restated sublicense agreement with Novartis, which provided Novartis with exclusive commercialization rights to all formulations of Fanapttm in the U.S. and Canada. In January 2010, Novartis launched Fanapttm in the U.S.

In addition to the factors and criteria set forth below, these recent developments involving Fanapttm were considered by our Compensation Committee in determining the compensation paid to our executive officers in 2009 and evaluating the overall effectiveness of our compensation program in attracting, motivating and retaining highly qualified and experienced individuals. For example, although salaries remained relatively constant in 2009 from their 2008 levels as we continued to operate under a reduced spending plan pending the outcome of the FDA’s review of our Complete Response to the FDA’s not-approvable letter, following the FDA’s approval of Fanapttm in May 2009, the Compensation Committee granted equity awards to our executive officers, as well as to all of our other employees, both in recognition of the significant effort required to achieve this critical milestone and to provide incentives to achieve additional milestones, including the completion of a commercial partnership for Fanapttm. In December 2009, following regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 of our amended and restated sublicense agreement with Novartis, the Compensation Committee granted additional equity awards and paid 2009 annual incentive cash bonuses to our executive officers and other employees both in recognition of the significant effort involved in securing a partner for the commercialization of Fanapttm in the U.S. and Canada and to incentivize them to support the commercial launch of Fanapttm in the U.S. by Novartis, to pursue foreign regulatory approvals and commercial partnerships for Fanapttm and to further the development of tasimelteon, our product for the treatment of sleep and mood disorders, including Circadian Rhythm Sleep Disorders.

Objectives of Compensation Program

Our executive compensation program is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Compensation Components

As is the case with most companies of our size in the biopharmaceutical industry, our executive compensation program has four primary components — salary, a yearly cash incentive bonus, stock awards and certain cash and equity award vesting acceleration benefits in the event of an executive’s involuntary termination without cause.

•	Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in the field of biotechnology and the base salaries of other public companies with which we believe we compete for talent.

•	Cash Incentive Bonus. We provide an annual cash incentive bonus that is based upon the achievement of performance goals established by our Compensation Committee. This cash bonus program is designed to focus our executives on achieving key clinical, regulatory, operational, strategic and/or financial objectives within a yearly time horizon, as described in more detail below.

•	Stock Options and Restricted Stock Units. We use stock options and RSUs to reward long-term performance; these options and RSUs are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure and align executive pay with long-term stockholder interests.

•	Termination-Related Benefits. We have entered into agreements with each of our executives under which they are provided with certain benefits in event their employment is terminated without cause, including following a change in control of the Company. We provide these benefits to help keep members of our management focused on the Company’s business and strategic plan even when faced with the distraction of potential employment termination or acquisition of the Company.

We view our four primary components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part on our view of internal equity and consistency, individual performance and other information we deem relevant. We believe that, as is common in the biotechnology sector, stock awards are the primary motivator in attracting and retaining executives, and that salary and cash incentive bonuses are secondary considerations. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to retain and motivate that executive.

In addition to the primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life and disability insurance.

Compensation Procedures

Our Compensation Committee’s current intent is to perform annually a strategic review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in December 2009. This review is described in more detail below. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer, our Chief Business Officer and, from time to time, our Acting Chief Financial Officer. The Compensation Committee also regularly meets in executive session without any of our officers or other employees present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our President and Chief Executive Officer.

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our President and Chief Executive Officer in setting the compensation of our other executives, as well as the recommendations of the other members of our Board of Directors.

Benchmarking of Base Compensation and Equity Holding

In December 2008, as the Company continued to operate under a reduced spending plan, our Compensation Committee determined not to make any significant changes to the overall compensation of our executive officers for 2009, pending the outcome of the FDA’s review of our Complete Response. Our 2009 executive compensation was, therefore, originally determined with reference to the executive compensation report prepared by Towers Perrin and delivered to the Compensation Committee in November 2007, which served as the basis for our determination of 2008 executive compensation. At its November 2007 meeting, the Compensation Committee determined that our executive officers’ salaries, cash incentive bonuses and equity holdings were at or near the median of executives with similar roles at comparable companies and that no material changes should be made to the compensation levels of our executive officers at that time.

In December 2009, the Compensation Committee received a new executive compensation report from Towers Perrin for the purposes of reviewing our 2009 executive compensation relative to comparable companies and establishing our 2010 executive compensation. In identifying a peer group for us, Towers Perrin considers such factors as stage of product development and commercialization, market capitalization, revenue, cash balance, product pipeline, employee headcount, strength of commercial partnerships and competition for executive talent. In December 2009, Towers Perrin recommended that our current peer group should consist of the following 16 companies:

Acorda Therapeutics, Inc.	Oncothyreon Inc.
Acura Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
Cubist Pharmaceuticals, Inc.	SciClone Pharmaceuticals, Inc.
Cypress Bioscience Inc.	Targacept, Inc.
Immunomedics, Inc.	Theravance, Inc.
InterMune, Inc.	ViroPharma Incorporated
Medivation, Inc.	XenoPort, Inc.

Of these companies, only Acorda, Cyprus, InterMune, Targacept and XenoPort were also part of the 2007 peer group whose data the Compensation Committee had previously considered. Towers Perrin determined that this was the appropriate current peer group for us due to a variety of factors, including the significant developments that occurred during 2009, in particular, the Company’s transition from a development-stage company to a company with an approved product, a commercial partner and a strong cash position.

Following its review of the compensation data included in the 2009 peer group report, the Compensation Committee observed that our executive officers’ total cash compensation (i.e., salary and cash incentive bonuses) was at or below the 25th percentile of executives with similar roles at the peer group companies, a result largely due to the fact that the Company did not pay any cash incentive bonuses in 2009 for 2008 performance, and that, with the exception of our Chief Business Officer, the expected value of our executives’ equity holdings were generally above the 75th percentile, partly due to the RSU grants made in late 2008 that were subject to performance vesting conditions tied to FDA approval of Fanapttm. The expected equity holdings of our Chief Business Officer was near the median of the peer group data. The peer group data indicated that our executive officers’ total direct compensation was at or near the 75th percentile, except in the case of our Chief Business Officer, whose total direct compensation fell between the 25th and 50th percentiles of the data. While the Compensation Committee had not targeted these particular results, it considered them to be generally consistent with the Company’s philosophy of conserving cash pending achievement of significant product-related milestones while providing long-term equity incentives with significant upside potential.

As it makes decisions with respect to compensation for individual executive officers and for the Company’s compensation programs in general, the Compensation Committee relies upon the peer group data to understand where the Company’s compensation practices fall relative to its competitors, to identify individual officers whose compensation seems out of step with other Company officers or similar officers at peer group companies, and as a way of staying current with market practices. To date, the Compensation Committee has not specifically benchmarked or targeted a particular level of compensation with respect to total compensation or to any individual component of compensation.

Base Salary

Given the uncertainties of the economic climate and our workforce reduction at the end of 2008, we did not increase the salaries payable to our President and Chief Executive Officer, Mihael H. Polymeropoulos, M.D., and our Senior Vice President, Chief Business Officer and Secretary, William D. “Chip” Clark, for the year ended December 31, 2009 from their 2008 levels. As a result, their base salaries for 2009 remained at $442,000 and $312,000, respectively. Following the workforce reduction, pursuant to which the employment of each of our former Chief Medical Officer and Chief Financial Officer was terminated, we promoted John J. Feeney III, M.D. to the position of Acting Chief Medical Officer, and Stephanie R. Irish to the position of Acting Chief Financial Officer, increasing their base salaries to $270,000 and $200,000, respectively, effective as of the execution of their employment agreements in May 2009. In December 2009, in consultation with Towers Perrin, the Compensation Committee determined to increase by 3.5% to 4.0% the base salaries of our executive officers for 2010, as a result of which, Dr. Polymeropoulos’ salary increased to $460,000, Mr. Clark’s salary increased to $323,000, Dr. Feeney’s salary increased to $280,000 and Ms. Irish’s salary increased to $207,000. The Compensation Committee chose to apply an increase percentage that was slightly higher than a typical cost of living adjustment because it concluded that allowing total cash compensation to remain at a level at or below the 25th percentile of the peer group was not appropriate in light of the milestones achieved during 2009.

Cash Incentive Bonuses

The target levels of annual cash incentive bonuses for our executives were initially established as part of their respective individual employment agreements. For 2009, these targets were set at 40% of base salary for our Chief Executive Officer and 25% of base salary for our other named executive officers. Each of these employment agreements provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, with a target bonus amount specified for that executive based on individualized objective and subjective criteria. These criteria are established by the Compensation Committee on an annual basis, and include specific objectives relating to the achievement of clinical, regulatory, business and/or financial milestones. For 2009, these criteria included FDA approval of Fanapttm, preparing for the commercial launch of Fanapttm and the completion of one or more strategic partnerships.

At the end or following the conclusion of each fiscal year, the Compensation Committee evaluates the performance of each of our executives with respect to the attainment of their objectives to determine the actual amount of their cash incentive bonuses. Each executive’s target bonus amount is then multiplied by a factor between 0 and 1.5, depending upon his or her level of performance. For 2009 performance, given the significance of the Company’s accomplishments during the year, the Compensation Committee applied the highest percentage available for each officer and applied an additional multiplier of 2 to the resulting bonus amounts. These multipliers were applied to each of our non-executive employees as well. As a result, and as further described in the Summary Compensation Table that follows this Compensation Discussion and Analysis, in December 2009 our Chief Executive Officer received a cash bonus equal to 120% of his 2009 base salary, and our Chief Business Officer, our Acting Chief Financial Officer and our Acting Chief Medical Officer received cash bonuses equal to 60% of their respective 2009 base salaries.

Also in December 2009 when it undertook its review of our executive compensation arrangements, the Compensation Committee decided to increase the target bonus percentage for each named executive officer by 10% of their respective base salaries so that for 2010 our Chief Executive Officer’s target bonus percentage will be 50% of base salary and each of our other named executive officers will have a target bonus percentage equal to 35% of base salary. This decision, along with the modest increases in base salary described above, was driven in part by a desire to push total cash compensation above the 25th percentile for 2010.

Equity Compensation

Since our initial public offering on April 12, 2006, we have made option grants based on the closing market value of our stock as reported on Nasdaq on the date of grant. To date, we have granted additional equity compensation awards to executive officers when the Compensation Committee determines it appropriate to do so and do not have a practice of making routine periodic award grants.

On December 16, 2008, the Compensation Committee granted RSUs to certain of the Company’s executives as set forth in the table below. 50% of the these RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm and 50% vested on December 31, 2009. These RSUs were granted to provide significant incentives for these executives to continue the Company’s pursuit of FDA approval for Fanapttm and to achieve additional Company milestones.

Total RSUs vested
during fiscal year
Name	December 31, 2009

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	150,000
Stephanie R. Irish Acting Chief Financial Officer and Treasurer	40,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	50,000
John J. Feeney III, M.D. Acting Chief Medical Officer	40,000

We made two rounds of equity award grants to our executive officer during 2009, the value of which are reflected in the “2009 Grants of Plan-Based Awards” table below. The first of these grants, made on May 22, 2009, was of options with an exercise price of $12.55, the closing price of the Company’s Common Stock on the grant date. Each option becomes exercisable in equal monthly installments over four years, as the executive completes each additional month of continuous service with the Company after May 22, 2009. These options were granted both in recognition of the significant efforts required to achieve FDA approval for Fanapttm and to provide incentives for these executives to achieve additional Company milestones, including, among other things, completing a commercial partnership for Fanapttm. The number of shares subject to these options granted to each named executive officer is set forth below:

Number of shares
underlying May 22,
Name	2009 option grant

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	250,000
Stephanie R. Irish Acting Chief Financial Officer and Treasurer	95,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	75,000
John J. Feeney III, M.D. Acting Chief Medical Officer	95,000

On December 17, 2009, the Compensation Committee granted options to the Company’s executives as set forth in the table below. Each of these options had an exercise price of $10.65, the closing price of the Company’s Common Stock on the grant date. Each option becomes exercisable in equal monthly installments over four years, as the executive completes each additional month of continuous service with the Company after December 17,

2009. These options were granted both in recognition of the significant effort involved in securing a partner for the commercialization of Fanapttm in the U.S. and Canada and to provide incentives for these executives to achieve additional Company milestones, including, among other things, supporting the commercial launch of Fanapttm in the U.S. by Novartis, pursuing foreign regulatory approvals and commercial partnerships for Fanapttm and the further the development of tasimelteon.

Number of shares
underlying
December 17, 2009
Name	option grant

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	175,000
Stephanie R. Irish Acting Chief Financial Officer and Treasurer	70,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	70,000
John J. Feeney III, M.D. Acting Chief Medical Officer	70,000

With respect to each round of options granted during the course of 2009, the Compensation Committee determined the number of option shares to grant based upon its conclusion in the judgment of its members of the appropriate number of shares that were commensurate with the level of corporate achievements in 2009, the individual contributions made in connection with these achievements and the level of additional long-term incentives required to retain and motivate our executive team. The Compensation Committee did not use the peer group data in any particular way in reaching these determinations.

Severance and Change in Control Benefits

Each of our executives has a provision in his or her employment agreement with the Company providing for certain severance benefits in the event of termination without cause, as well as a provision that provides for the acceleration of his or her then unvested options in the event of termination without cause following a change in control of the Company. In addition, Dr. Polymeropoulos is entitled to certain tax benefits upon a change in control of the Company pursuant to a tax indemnity agreement entered into in 2007. These severance and acceleration provisions are described in the “— Employment Agreements” section below, and certain estimates of these severance and change in control benefits are provided in “— Estimated Payments and Benefits Upon Termination” below. No changes were made to these benefits in 2009 with respect to Dr. Polymeropoulos and Mr. Clark. Dr. Feeney and Ms. Irish were provided with these benefits upon execution of their employment agreements in May 2009.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2009. The Company provides matching contributions of up to 50% to the first 6% contribution of each employee’s 401(k) contribution per pay period.

Tax and Accounting Matters

We account for the equity compensation expense for our employees under FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. In 2009 the annual non-performance based compensation of Dr. Polymeropoulos, our President and Chief Executive Officer, exceeded $1 million and the amount exceeding $1 million was not deductible by the Company. In addition to the total cash compensation in the amount of $973,045 received by Dr. Polymeropoulos in 2009, Dr. Polymeropoulos had income of $765,000 related to the settlement of

RSUs granted to him 2008. Our option grants are designed to be exempt from the $1 million limit. While the deductibility of executive compensation by the Company is a factor considered by the Compensation Committee in designing our compensation programs and making individual compensation decisions, it is only one of several factors that are considered and the Compensation Committee reserves the right to award from time to time compensation amounts that are or may not be fully deductible. For further information on the Section 162(m) requirements and considerations, see Proposal 2.

Recent Developments

On December 17, 2009, the Compensation Committee approved RSUs for the Company’s executives as set forth in the table below to be granted on January 1, 2010. Each RSU vests in equal annual installments over four years beginning January 1, 2011, provided that the executive remains employed with us. These awards were granted to provide significant incentives for these executives to achieve additional Company milestones, including, among other things, the further development of tasimelteon, supporting the commercial launch of Fanapttm in the U.S. by Novartis and the pursuit of foreign regulatory approvals for Fanapttm.

Number of shares
underlying
January 1, 2010
Restricted
Name	Stock Units

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	75,000
Stephanie R. Irish Acting Chief Financial Officer and Treasurer	30,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	30,000
John J. Feeney III, M.D. Acting Chief Medical Officer	30,000

William D. “Chip” Clark resigned as the Company’s Senior Vice President, Chief Business Officer and Secretary, effective as of March 26, 2010. Effective upon Mr. Clark’s resignation, Stephanie R. Irish was appointed as Secretary of the Company. On March 24, 2010, Dr. John J. Feeney III’s title changed from Acting Chief Medical Officer to Chief Medical Officer. No changes to the compensation of Ms. Irish or Dr. Feeney resulted from these events.

Policies Regarding Recovery of Incentive Awards

Because the Company has only recently started to generate revenue, the Compensation Committee has not yet considered whether the Company would attempt to recover cash incentive bonuses to the extent that they were paid based on our financial performance and one or more measures of our financial performance are subsequently restated in a downward direction.

Compensation Committee Report3

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Argeris N. Karabelas, M.D. (Chairman)
Howard H. Pien
H. Thomas Watkins

3 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2009 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer,” “principal financial officer”, the two other highest paid executive officers and two additional individuals whom but for the fact that such individuals were not serving as our executive officers as of December 31, 2009 would have been one of our three most highly compensated executive officers (together, our “named executive officers”) for the years ended December 31, 2007, 2008 and 2009:

				Stock		Option	Non-equity	All other
		Salary	Bonus	awards		awards	incentive plan	compensation		Total
Name and principal position	Year	($)	($)(1)	($)(3)		($)(3)	compensation ($)(4)	($)		($)

Mihael H. Polymeropoulos, M.D.	2009	442,645	—	—		3,150,785	530,400	7,350	(10)	4,131,180
President and Chief Executive	2008	442,000	—	42,700	(2)	927,100	—	6,900	(10)	1,418,700
Officer	2007	420,978	—	—		10,598,050	135,000	6,750	(10)	11,160,778
Stephanie R. Irish(5)	2009	182,974	—	—		1,220,676	120,000	5,391	(10)	1,529,041
Acting Chief Financial	2008	—	—	—		—	—	—		—
Officer and Treasurer	2007	—	—	—		—	—	—		—
William D. “Chip” Clark(6)	2009	312,455	—	—		1,062,122	187,200	7,350	(10)	1,569,127
Senior Vice President, Chief	2008	312,000	—	14,250	(2)	445,008	—	6,900	(10)	778,158
Business Officer and Secretary	2007	294,728	—	—		5,299,025	70,000	10,311	(10)	5,674,064
John J. Feeney III, M.D.(7)	2009	250,714	—	—		1,220,676	162,000	7,350	(10)	1,640,740
Acting Chief Medical Officer	2008	—	—	—		—	—	—		—
	2007	—	—	—		—	—	—		—
Steven A. Shallcross(8)	2009	6,720	—	—		—	—	—		6,720
Former Senior Vice President,	2008	291,200	—	—		445,008	—	412,604	(11)	1,148,812
Chief Financial Officer and Treasurer	2007	277,500	—	—		2,013,630	70,000	6,750	(10)	2,367,880
Paolo Baroldi, M.D., Ph.D.(9)	2009	6,152	—	—		—	—	—		6,152
Former Senior Vice President	2008	320,000	—	—		463,550	—	436,396	(12)	1,219,946
and Chief Medical Officer	2007	277,500	—	—		1,428,727	72,000	7,063	(10)	1,785,290

(1)	Performance-based bonuses are generally paid under our cash incentive bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amounts earned under the cash incentive bonus program.

(2)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. The restricted stock units granted in 2008 had two components: a performance condition pursuant to which 50% of the RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm, and a service condition pursuant to which the remaining 50% vested on December 31, 2009. The value disclosed in the table above reflects the most probable condition of the award, which was the service condition. The maximum value of the award at the grant date assuming the highest level of performance was $85,500 for Dr. Polymeropoulos and $28,500 for Mr. Clark. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010.

(3)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010.

(4)	Represents bonuses paid under our cash incentive bonus program.

(5)	Ms. Irish was appointed the Acting Chief Financial Officer and Treasurer on January 9, 2009 and as Secretary on March 26, 2010.

(6)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(7)	Dr. Feeney was appointed the Acting Chief Medical Officer on January 9, 2009 and as Chief Medical Officer on March 26, 2010.

(8)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(9)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

(10)	Includes contributions made by the Company to match executives’ respective 401(k) plan contributions.

(11)	Includes $6,900 in 401(k) matching contributions made by the Company and $405,704 paid or accrued on account of severance benefits payable pursuant to an Employment Agreement between Mr. Shallcross and the Company in connection with the termination of his employment.

(12)	Includes $6,900 in 401(k) matching contributions made by the Company and $429,496 paid or accrued on account of severance benefits payable pursuant to an Employment Agreement between Dr. Baroldi and the Company in connection with the termination of his employment.

2009 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s named executive officers during the year ended December 31, 2009.

			All other
		All other	option awards:		Grant date
		stock awards:	number of	Exercise or	fair value of
		number of	securities	base price	stock and
	Grant	shares of	underlying	of option	option
Name	date	stock (#)	options (#)	awards ($/Sh)	awards ($)(1)

Mihael H. Polymeropoulos, M.D.	5/22/09	—	250,000	$12.55	1,981,925
	12/17/09	—	175,000	$10.65	1,168,860
Stephanie R. Irish	5/22/09	—	95,000	$12.55	753,132
	12/17/09	—	70,000	$10.65	467,544
William D. “Chip” Clark(2)	5/22/09	—	75,000	$12.55	594,578
	12/17/09	—	70,000	$10.65	467,544
John J. Feeney III, M.D.	5/22/09	—	95,000	$12.55	753,132
	12/17/09	—	70,000	$10.65	467,544
Steven A. Shallcross(3)	—	—	—	—	—
Paolo Baroldi, M.D., Ph.D.(4)	—	—	—	—	—

(1)	Represents the fair value of each stock option or restricted stock grant as of the date it was granted, in accordance with FASB ASC Topic 718 and using a Black-Scholes-Merton valuation model.

(2)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(3)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(4)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

Description of Certain Awards Granted in 2009

On May 22, 2009, we granted an option to Dr. Mihael Polymeropoulos to purchase a total of 250,000 shares of our Common Stock. The option vests with respect to 5,208 shares each month after May 22, 2009, that Dr. Polymeropoulos remains employed with us.

On May 22, 2009, we granted an option to Ms. Stephanie Irish to purchase a total of 95,000 shares of our Common Stock. The option vests with respect to 1,979 shares each month after May 22, 2009, that Ms. Irish remains employed with us.

On May 22, 2009, we granted an option to Mr. William “Chip” Clark to purchase a total of 75,000 shares of our Common Stock. The option vested with respect to 1,562 shares each month after May 22, 2009, that Mr. Clark remained employed with us. Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010. This option will expire on June 26, 2010.

On May 22, 2009, we granted an option to Dr. John Feeney III to purchase a total of 95,000 shares of our Common Stock. The option vests with respect to 1,979 shares each month after May 22, 2009, that Dr. Feeney remains employed with us.

On December 17, 2009, we granted an option to Dr. Mihael Polymeropoulos to purchase a total of 175,000 shares of our Common Stock. The option vests with respect to 3,646 shares each month after December 17, 2009, that Dr. Polymeropoulos remains employed with us. On the same date, we approved an RSU award for Dr. Polymeropoulos, to be granted on January 1, 2010, representing 75,000 shares of our Common Stock. The RSUs vest in four equal annual installments beginning on January 1, 2011, provided that Dr. Polymeropoulos remains employed with us.

On December 17, 2009, we granted an option to Ms. Stephanie Irish to purchase a total of 70,000 shares of our Common Stock. The option vests with respect to 1,458 shares each month after December 17, 2009, that Ms. Irish remains employed with us. On the same date, we approved an RSU award for Ms. Irish, to be granted on January 1, 2010, representing 30,000 shares of our Common Stock. The RSUs vest in four equal annual installments beginning on January 1, 2011, provided that Ms. Irish remains employed with us.

On December 17, 2009, we granted an option to Mr. William “Chip” Clark to purchase a total of 70,000 shares of our Common Stock. The option vested with respect to 1,458 shares each month after December 17, 2009, that Mr. Clark remained employed with us. On the same date, we approved an RSU award for Mr. Clark, to be granted on January 1, 2010, representing 30,000 shares of our Common Stock. The RSUs vest in four equal annual installments beginning on January 1, 2011, provided that Mr. Clark remained employed with us. Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010. The option will expire on June 26, 2010 and none of the RSUs vested prior to his resignation.

On December 17, 2009, we granted an option to Dr. John Feeney III to purchase a total of 70,000 shares of our Common Stock. The option vests with respect to 1,458 shares each month after December 17, 2009, that Dr. Feeney remains employed with us. On the same date, we approved an RSU award for Dr. Feeney, to be granted on January 1, 2010, representing 30,000 shares of our Common Stock. The RSUs vest in four equal annual installments beginning on January 1, 2011, provided that Dr. Feeney remains employed with us.

Outstanding Equity Awards at 2009 Year-End

The following table sets forth information regarding each unexercised option and unvested stock grant and RSUs that have vested but did not settle held by each of our named executive officers as of December 31, 2009.

	Option awards					Stock awards
							Market value
						Number of	of shares
	Number of	Number of				shares or	or units
	securities	securities				units of	of stock
	underlying	underlying				stock that	that have
	unexercised	unexercised		Option	Option	have not	not vested
	options (#)	options (#)		exercise	expiration	vested or	or settled
Name	exercisable	unexercisable		price ($)	date	settled (#)	($)

Mihael H. Polymeropoulos, M.D.	48,154	—	(1)	0.33	02/10/15	—	—
	395,621	—	(2)	0.33	09/28/15	—	—
	190,373	—	(3)	4.73	12/29/15	—	—
	364,584	135,416	(4)	30.65	01/30/17	—	—
	119,792	130,208	(5)	5.76	01/03/18	—	—
	36,458	213,542	(6)	12.55	05/21/19	—	—
	—	175,000	(7)	10.65	12/16/19
	—	—		—	—	75,000	843,750
Stephanie R. Irish	960	—	(8)	0.33	02/01/15	—	—
	9,238	—	(9)	4.73	12/29/15	—	—
	7,499	2,501	(10)	25.50	12/18/16	—	—
	8,020	2,980	(11)	30.65	01/30/17	—	—
	8,339	9,066	(12)	5.76	01/03/18	—	—
	5,439	11,966	(13)	1.02	09/18/18	—	—
	13,854	81,146	(14)	12.55	05/21/19	—	—
	—	70,000	(15)	10.65	12/16/19	—	—
	—	—		—	—	20,000	225,000
William D. “Chip” Clark(16)	39,907	—	(17)	4.73	06/26/10	—	—
	182,292	67,708	(18)	30.65	06/26/10	—	—
	57,750	62,500	(19)	5.76	06/26/10	—	—
	10,937	64,063	(20)	12.55	06/26/10	—	—
	—	70,000	(21)	10.65	06/26/10	—	—
	—	—		—	—	25,000	281,250
John J. Feeney III, M.D.	833	9,584	(22)	8.73	11/28/17	—	—
	26	652	(23)	5.76	01/03/18	—	—
	625	10,313	(24)	1.02	09/18/18	—	—
	13,854	81,146	(25)	12.55	05/21/19	—	—
	—	70,000	(26)	10.65	12/16/19	—	—
	—	—		—	—	20,000	225,000
Steven A. Shallcross(27)	—	—		—	—	—	—
Paolo Baroldi, M.D., Ph.D.(28)	—	—		—	—	—	—

(1)	Dr. Polymeropoulos is fully vested with respect to this grant.

(2)	Dr. Polymeropoulos is fully vested with respect to this grant.

(3)	Dr. Polymeropoulos is fully vested with respect to this grant.

(4)	The option vests with respect to 10,416 additional shares each month after December 2009, provided that Dr. Polymeropoulos remains employed with us.

(5)	The option vests with respect to 5,208 additional shares each month after December 2009, provided that Dr. Polymeropoulos remains employed with us.

(6)	The option vests with respect to 5,208 additional shares each month after December 2009, provided that Dr. Polymeropoulos remains employed with us.

(7)	The option vests with respect to 3,645 additional shares each month after December 2009, provided that Dr. Polymeropoulos remains employed with us.

(8)	Ms. Irish is fully vested with respect to this grant.

(9)	Ms. Irish is fully vested with respect to this grant.

(10)	The option vests with respect to 208 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(11)	The option vests with respect to 229 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(12)	The option vests with respect to 362 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(13)	The option vests with respect to 362 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(14)	The option vests with respect to 1,979 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(15)	The option vests with respect to 1,458 additional shares each month after December 2009, provided that Ms. Irish remains employed with us.

(16)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(17)	Mr. Clark is fully vested with respect to this grant.

(18)	The option vested with respect to 5,208 additional shares each month after December 2009 through February 2010.

(19)	The option vested with respect to 2,500 additional shares each month after December 2009 through March 2010.

(20)	The option vested with respect to 1,562 additional shares each month after December 2009 through March 2010.

(21)	The option vested with respect to 1,458 additional shares each month after December 2009 through March 2010.

(22)	The option vests with respect to 416 additional shares each month after December 2009, provided that Dr. Feeney remains employed with us.

(23)	The option vests with respect to 26 additional shares each month after December 2009, provided that Dr. Feeney remains employed with us.

(24)	The option vests with respect to 312 additional shares each month after December 2009, provided that Dr. Feeney remains employed with us.

(25)	The option vests with respect to 1,979 additional shares each month after December 2009, provided that Dr. Feeney remains employed with us.

(26)	The option vests with respect to 1,458 additional shares each month after December 2009, provided that Dr. Feeney remains employed with us.

(27)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(28)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

2009 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and RSU settlement for each named executive officer during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of		Number of
	shares		shares
	acquired on		acquired on	Value
	exercise of	Value realized	settlement	realized on
	options	on exercise	of RSUs	Vesting
Name	(#)	($)	(#)(1)	($)(2)

Mihael H. Polymeropoulos, M.D.	—	—	75,000	765,000
Stephanie R. Irish	—	—	20,000	204,000
William D. “Chip” Clark(3)	295,550	3,164,507	25,000	255,000
John J. Feeney III, M.D.	14,217	55,711	20,000	204,000
Steven A. Shallcross(4)	115,671	635,742	—	—
Paolo Baroldi, M.D., Ph.D.(5)	80,605	304,230	—	—

(1)	Represents RSUs granted to executive on December 16, 2008. 50% of the these RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm and 50% vested on December 31, 2009. The shares which vested on December 31, 2009 did not settle until 2010.

(2)	Although these RSUs vested as to 50% of the shares on May 6, 2009, and 50% of the shares on December 31, 2009, the actual settlement of the RSU shares occurs on a delayed basis pursuant to their terms with the first 50% having settled on May 11, 2009 (when the closing price of our stock was $10.20 per share) and the other 50% on February 18, 2010 (when the closing price of our stock was $10.87 per share). The value reported in the table above reflects the applicable vesting date values. The respective settlement date values for each individual’s awards were, for each of the 50% portions respectively, as follows: Dr. Polymeropoulos $765,000 and $815,250; Ms. Irish $204,000 and $217,400; Mr. Clark $255,000 and $271,750; and Dr. Feeney $204,000 and $217,400.

(3)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(4)	Mr. Shallcross’ employment with the Company terminated on January 9, 2009.

(5)	Dr. Baroldi’s employment with the Company terminated on January 9, 2009.

Employment Agreements

We entered into offer letters or employment agreements with each of Mihael H. Polymeropoulos, M.D., our President and Chief Executive Officer, Stephanie R. Irish, our Acting Chief Financial Officer, Secretary and Treasurer, William D. “Chip” Clark, our former Senior Vice President, Chief Business Officer and Secretary and John J. Feeney III, M.D., our Chief Medical Officer.

Mihael Polymeropoulos, M.D.  We entered into an employment agreement in February 2005, which was amended effective December 16, 2008, with Dr. Polymeropoulos, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals (Dr. Polymeropoulos’ current base salary for 2010 is $460,000 and his target bonus amount has been increased to 50% of his annual base salary in 2010 by the Compensation Committee). If Dr. Polymeropoulos’ employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) a bonus in an amount determined as follows: if he is terminated on or following the third anniversary of this agreement, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target cash incentive bonus awarded for the prior three years. In addition, if, following a change in control, Dr. Polymeropoulos is terminated without cause, or he terminates his employment for good reason, he will become vested in 100% of his then unvested shares and options. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “— Severance and change in control arrangements.” The employment agreement provides that, other than in connection with a change in control, in the event that Dr. Polymeropoulos’s employment is terminated by the Company for any reason other than Cause or Permanent Disability (each as defined therein) the vested portion of his options is determined by adding three months to his service and his stock options will be exercisable for six months after such termination.

Stephanie R. Irish.  We entered into an employment agreement in May 2009 with Ms. Irish, which provides for an annual base salary of not less than $200,000 and the possibility of an annual target cash incentive bonus amount equal to 25% of her annual base salary upon achievement of certain performance criteria (Ms. Irish’s current base salary for 2010 is $207,000 and her target bonus amount has been increased to 35% of her annual base salary in 2010 by the Compensation Committee). If Ms. Irish’s employment is terminated without cause, she becomes permanently disabled, or she terminates her employment for good reason, she will receive the following severance benefits following her employment termination: (1) a cash payment of her monthly base salary for 12 months; (2) payment of her monthly COBRA health insurance premiums; and (3) an amount equal to her annual target bonus at the rate in effect at the time of the termination. In addition, if, following a change in control, Ms. Irish is terminated without cause, or she terminates her employment for good reason, within 24 months of such change in control, she will become vested in 24 months’ worth of her then unvested shares and options granted pursuant to the terms of her employment agreement. The employment agreement also provides that, other than in connection with a change in control, in the event that Ms. Irish’s employment is terminated by the Company for any reason other than Cause or Permanent Disability (each as defined therein) the vested portion of her options is determined by adding three months to her service and her stock options will be exercisable for six months after such termination.

William D. “Chip” Clark.  We entered into an employment agreement in February 2005 with Mr. Clark, which was amended and restated as of November 4, 2008 and further amended and restated as of December 16, 2008, which contained terms substantially similar to those included in the employment agreements of our other executive officers. Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

John J. Feeney III, M.D.  We entered into an employment agreement in May 2009 with Dr. Feeney, which provides for an annual base salary of not less than $270,000 and the possibility of an annual target cash incentive bonus amount equal to 25% of his annual base salary upon achievement of certain performance criteria (Dr. Feeney’s current base salary for 2010 is $280,000 and his target bonus amount has been increased to 35% of his annual base salary in 2010 by the Compensation Committee). If Dr. Feeney’s employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) an amount equal to her annual target bonus at the rate in effect at the time of the termination. In addition, if, following a change in control, Dr. Feeney is terminated without cause, or he terminates his employment for good reason, within 24 months of such change in control, he will become vested in all of the shares underlying his options granted pursuant to his employment agreement. The employment agreement also provides that, other than in connection with a change in control, in the event that Dr. Feeney’s employment is terminated by the Company for any reason other than Cause or Permanent Disability (each as defined therein) the vested portion of his options is determined by adding three months to his service and his stock options will be exercisable for six months after such termination.

Severance and Change in Control Arrangements

See “— Employment Agreements” and “Compensation Discussion and Analysis — Severance and Change in Control Benefits” above for a description of the severance and change in control arrangements for Drs. Polymeropoulos and Feeney and Ms. Irish. Drs. Polymeropoulos and Feeney and Ms. Irish will only be eligible to receive severance payments if each officer signs a general release of claims.

Our Compensation Committee, as plan administrator of our Second Amended and Restated Management Equity Plan and our 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of Vanda.

In each employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Estimated Payments and Benefits Upon Termination

The following table describes the potential payments and benefits upon employment termination for each named executive officer, as if the executive’s employment terminated as of December 31, 2009, the last business day of 2009.

								Involuntary
								termination
	Executive	Voluntary	Voluntary					in connection
	benefits and	resignation	resignation		Termination		Termination	with or
	payments upon	not for good	for good		by company		by company	following change
	termination*	reason	reason		not for cause		for cause	in control

Mihael H	Compensation:
Polymeropoulos, M.D., President and Chief Executive Officer	Base salary	$—	$460,000	(1)	$460,000	(1)	$—	$460,000	(1)
	Highest target cash incentive bonus	—	530,400	(2)	530,400	(2)	—	530,400	(2)
	Stock options and restricted stock units unvested and accelerated	—	92,338	(4)	92,338	(4)	—	819,842	(5)
	Benefits and perquisites:
	Health care	—	34,606	(8)	34,606	(8)	—	34,606	(8)
	Accrued vacation pay	—	8,846	(9)	8,846	(9)	—	8,846	(9)

	Total	$—	$1,126,190		$1,126,190		$—	$1,853,694

Stephanie R. Irish,	Compensation:
Acting Chief Financial Officer and Treasurer	Base salary	$—	$207,000	(1)	$207,000	(1)	$—	$207,000	(1)
	Highest target cash incentive bonus	—	51,750	(3)	51,750	(3)	—	51,750	(3)
	Stock options unvested and accelerated	—	19,697	(4)	19,697	(4)	—	38,072	(6)
	Benefits and perquisites:
	Health care	—	34,606	(8)	34,606	(8)	—	34,606	(8)
	Accrued vacation pay	—	3,981	(9)	3,981	(9)	—	3,981	(9)

	Total	$—	$317,034		$317,034		$—	$335,409

								Involuntary
								termination
	Executive	Voluntary	Voluntary					in connection
	benefits and	resignation	resignation		Termination		Termination	with or
	payments upon	not for good	for good		by company		by company	following change
	termination*	reason	reason		not for cause		for cause	in control

John J. Feeney III, M.D.,	Compensation:
Acting Chief Medical Officer	Base salary	$—	$280,000	(1)	$280,000	(1)	$—	$280,000	(1)
	Highest target cash incentive bonus	—	70,000	(3)	70,000	(3)	—	70,000	(3)
	Stock options unvested and accelerated	—	12,967	(4)	12,967	(4)	—	31,342	(7)
	Benefits and perquisites:
	Health care	—	32,398	(8)	32,398	(8)	—	32,398	(8)
	Accrued vacation pay	—	3,231	(9)	3,231	(9)	—	3,231	(9)

	Total	$—	$398,596		$398,596		$—	$416,971

William D. “Chip” Clark,	Compensation:
Senior Vice President, Chief Business Officer and Secretary (10)	Base salary	$—	$—		$—		$—	$—
	Highest target cash incentive bonus	—	—		—		—	—
	Stock options unvested and accelerated	—	—		—		—	—
	Benefits and perquisites:
	Health care	—	—		—		—	—
	Accrued vacation pay	—	—		—		—	—

	Total	$—	$—		$—		$—	$—

*	Includes benefits payable to Dr. Polymeropoulos in connection with the tax indemnity agreement described above in “— Severance and change in control benefits,” which was approved by our Compensation Committee on March 16, 2007.

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(3)	An amount equal to the executive’s annual target bonus at the rate in effect at the time of the executive’s termination.

(4)	In the event that the executive’s employment is terminated by the Company for any reason other than Cause or Permanent Disability the vested portion of the executive’s options is determined by adding three months to the executive’s service.

(5)	All options held by Dr. Polymeropoulos will become fully vested in the event of an involuntary termination following a change of control. All restricted stock units held by Dr. Polymeropoulos will become fully vested in the event of an involuntary termination following a change of control.

(6)	Acceleration of 24 months’ worth of Ms. Irish’s then unvested options granted in 2009 will occur in the event of an involuntary termination following a change of control and an acceleration of 3 months for all other awards. All restricted stock units held by Ms. Irish will become fully vested in the event of an involuntary termination following a change of control.

(7)	Full acceleration of Dr. Feeney’s then unvested options grants in May 2009, acceleration of 24 months’ worth of Dr. Feeney’s then unvested options granted in December 2009 and an acceleration of 3 months for all other awards will occur in the event of an involuntary termination following a change of control. All restricted stock units held by Dr. Feeney will become fully vested in the event of an involuntary termination following a change of control.

(8)	Payment of the COBRA health insurance premiums up to 18 months or until the executive begins employment with another company that offers comparable benefits.

(9)	Based on accrued but unused vacation days available to executive at December 31, 2009.

(10)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010 and did not receive any severance payments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

2004 Securityholder Agreement

We have entered into a 2004 Securityholder Agreement with certain holders of our Common Stock, including significant holders that are affiliates of certain of our directors. Under the Securityholder Agreement, these holders have the right to demand the registration of our Common Stock and to participate in other public offerings of our Common Stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to tax indemnity agreements with certain of its executive officers. Under these tax indemnity agreements, the Company or its successor will reimburse the executive officers for any excise tax that they are required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of the executive officer’s average annual compensation from the Company for the last five completed calendar years or, if less, all years of his employment with the Company. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of the executive officer’s average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

NO INCORPORATION BY REFERENCE

In Vanda’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

“HOUSEHOLDING” OF PROXY MATERIALS

In December 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Vanda stockholders may be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Vanda stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or write us at Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. You may also call us at (240) 599-4500.

Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the Internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: Vanda’s 2010 Notice and Proxy Statement and 2009 Annual Report also are available at our corporate website at www.vandapharma.com. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659, which does not have “cookies” that identify visitors to the site.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations
Vanda Pharmaceuticals Inc.

9650 Medical Center Drive
Suite 300, Rockville, Maryland, 20850
or
Call (240) 599-4500

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

By	Order of the Board of Directors

Stephanie R. Irish
Acting Chief Financial Officer,
Secretary and Treasurer

April 28, 2010

Vanda Pharmaceuticals Inc.
2006 Equity Incentive Plan
(As Amended and Restated Effective as of June 3, 2010)

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Page
ARTICLE 17. FUTURE OF THE PLAN	14
17.1 Term of the Plan	14
17.2 Amendment or Termination	14
17.3 Stockholder Approval	15

ARTICLE 18. DEFINITIONS	15

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Vanda Pharmaceuticals Inc.
2006 Equity Incentive Plan
     ARTICLE 1. INTRODUCTION.
          The Plan was adopted by the Board effective April 12, 2006. The amendment and restatement of the Plan was approved by the Board on April 20, 2010, with such amendment to be effective on the date of the Company’s 2010 Annual Meeting of Stockholders assuming the Plan is approved by the Company’s stockholders at such meeting. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.
          The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).
     ARTICLE 2. ADMINISTRATION.
          2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:
          (a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;
          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;
          (c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and
          (d) Any other requirements imposed by applicable law, regulations or rules.
          2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan,

(b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
          2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.
     ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
          3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 5,619,924† plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.
          3.2 Annual Increase in Shares. As of the first day of each fiscal year of the Company over the remaining term of the Plan, commencing on January 1, 2011, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lowest of (a) 4% of the total number of Common Shares then outstanding, (b) 1,500,000 Common Shares or (c) the number determined by the Board.
          3.3 Shares Returned to Reserve. If Options, SARs or Stock Units are forfeited, settled in cash (in whole or in part), or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Awards are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become

†	Such number consists of (i) 1,500,000 shares initially reserved for issuance under the Plan; (ii) 885,141 shares added on January 1, 2007 pursuant to Section 3.2 of the Plan; (iii) 1,066,109 shares added on January 1, 2008 pursuant to Section 3.2 of the Plan; (iv) 1,066,139 shares added on January 1, 2009 pursuant to Section 3.2 of the Plan; and (v) 1,102,535 shares added on January 1, 2010 pursuant to Section 3.2 of the Plan.

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available for issuance under the Plan. If Common Shares are tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or in satisfaction of any tax withholding obligation with respect to an Award, then such Common Shares shall again become available for issuance under the Plan.
     ARTICLE 4. ELIGIBILITY.
          4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.
          4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.
     ARTICLE 5. OPTIONS.
          5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.
          5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.
          5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. This Section 5.3 shall not apply to an Option granted pursuant to the assumption of, or substitution for, another option in a manner that complies with section 424(a) of the Code (whether or not the Option is an ISO).
          5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or

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retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
          5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 11.3.
          5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
          5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
     ARTICLE 6. PAYMENT FOR OPTION SHARES.
          6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.
          6.2 Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.
          6.3 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

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          6.4 Promissory Note. To the extent permitted by section 13(k) of the Exchange Act, with the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.
          6.5 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.
     ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.
          7.1 Initial Grants. Each Outside Director who first becomes a member of the Board after the date of the Company’s initial public offering shall receive a one-time grant of an NSO covering 35,000 Common Shares. Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable in 48 equal monthly installments over the four-year period commencing on the date of grant. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.
          7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2007 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 15,000 Common Shares. NSOs granted under this Section 7.2 shall become exercisable in 12 equal monthly installments over the one-year period commencing on the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.
          7.3 Accelerated Exercisability. All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event that:
          (a) Such Outside Director’s Service terminates because of death or total and permanent disability; or
          (b) The Company is subject to a Change in Control before such Outside Director’s Service terminates.
Acceleration of exercisability may also be required by Section 11.3.
          7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.
          7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the date 10 years after the date of grant, (b) the date 12 months after the termination of such Outside Director’s Service for any reason.

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     ARTICLE 8. STOCK APPRECIATION RIGHTS.
          8.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.
          8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.
          8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.
          8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
          8.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.
          8.6 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been

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exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.
          8.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.
     ARTICLE 9. RESTRICTED SHARES.
          9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
          9.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.
          9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death or disability or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.
          9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of

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Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
     ARTICLE 10. STOCK UNITS.
          10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.
          10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
          10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 11.3.
          10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
          10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on

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predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.
          10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
          10.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
     ARTICLE 11. PROTECTION AGAINST DILUTION.
          11.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:
          (a) The number of Common Shares available for grant subject to Awards under Article 3;
          (b) The limitations set forth in Sections 5.2, 8.2, 9.3 and 10.3;
          (c) The number of Common Shares covered by each outstanding Option and SAR;
          (d) The Exercise Price under each outstanding Option and SAR; or
          (e) The number of Stock Units included in any prior Award that has not yet been settled.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole

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discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
          11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
          11.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:
          (a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).
          (b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).
          (c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).
          (d) Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.
          (e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required

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amount. Except to the extent it would cause the Award to become subject to additional tax under Code Section 409A, such payment may be made in installments, may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested, and/or may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
          (f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Except to the extent it would cause the Award to become subject to additional tax under Code Section 409A, such payment may be made in installments, may be deferred until the date or dates when such Stock Units would have vested, and/or may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
     ARTICLE 12. AWARDS UNDER OTHER PLANS.
          The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
     ARTICLE 13. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.
          13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.
          13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 shall be filed with the Company on the prescribed form.

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          13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.
     ARTICLE 14. LIMITATION ON RIGHTS.
          14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
          14.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
          14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
     ARTICLE 15. TAXES.
          15.1 General Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
          15.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.
          15.3 Code Section 409A Matters. To the fullest extent applicable and unless otherwise expressly indicated in an applicable Award agreement, Awards granted under this Plan

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are intended to be exempt from the definition of “nonqualified deferred compensation” under Code Section 409A in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Code Section 409A and the terms of the Plan and the applicable Award agreement shall be interpreted and administered in a manner consistent with that intent. To the extent that an Award is, or becomes subject to, Code Section 409A either intentionally or due to a failure of an individual Award to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with Code Section 409A, such Award is intended to comply with the applicable requirements of Code Section 409A to the maximum extent possible and with respect to any such Award, the terms of the Plan and the applicable Award agreement shall be interpreted and administered in a manner consistent with that intent. In no event will the Company be liable for any taxes, penalties or interest that may be imposed with respect to an Award under Code Section 409A or under any other similar provision of state tax law, or for any damages for an Award’s failing to comply with Code Section 409A, any other similar provision of state tax law, or the provisions of this Section 15.3.
     ARTICLE 16. LIMITATION ON PAYMENTS.
          16.1 Scope of Limitation. This Article 16 shall apply to an Award only if:
          (a) The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or
          (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).
If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.
          16.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the “Reduced Amount” shall be the amount of the Payment, expressed as a present value, which provides the greatest economic benefit to the Participant without causing any of the Payments to be nondeductible by the Company because of section 280G of the Code, provided that if more than one manner of reduction of the Payments necessary to arrive at the Reduced Amount yields the greatest economic benefit to the Participant, the Payments shall be reduced pro rata. Neither the Participant nor the Company shall have the authority to specify the order of reduction of the Payments.

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          16.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly provide the Participant appropriate notice to that effect, including a copy of the detailed calculation thereof and of the Reduced Amount, and details regarding the manner in which the reduction provided for under Section 16.2 shall be effected. For purposes of this Article 16, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
          16.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.
          16.5 Related Corporations. For purposes of this Article 16, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.
     ARTICLE 17. FUTURE OF THE PLAN.
          17.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of the Company’s initial public offering. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 17.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.
          17.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

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          17.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules, including the listing requirements of the primary securities exchange or over-the-counter market where the Common Shares are listed for trading. However, section 162(m) of the Code may require that the Company’s stockholders approve the performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.
     ARTICLE 18. DEFINITIONS.
          18.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
          18.2 “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.
          18.3 “Board” means the Company’s Board of Directors, as constituted from time to time.
          18.4 “Cause” means:
          (a) An unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;
          (b) A material breach by the Participant of any agreement between the Participant and the Company;
          (c) A material failure by the Participant to comply with the Company’s written policies or rules;
          (d) The Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;
          (e) The Participant’s gross negligence or willful misconduct;
          (f) A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board; or
          (g) A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant’s cooperation.
          18.5 “Change in Control” means:
          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if

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persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
          (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
          (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
          (i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
          (ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
          (d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          18.6 “Code” means the Internal Revenue Code of 1986, as amended.
          18.7 “Committee” means a committee of the Board, as described in Article 2.
          18.8 “Common Share” means one share of the common stock of the Company.
          18.9 “Company” means Vanda Pharmaceuticals Inc., a Delaware corporation.

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          18.10 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.
          18.11 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
          18.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          18.13 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
          18.14 “Fair Market Value” means the market price of one Common Share as determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.
          18.15 “Involuntary Termination” means the termination of the Participant’s Service by reason of:
          (a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or
          (b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.
          18.16 “ISO” means an incentive stock option described in section 422(b) of the Code.
          18.17 “NSO” means a stock option not described in sections 422 or 423 of the Code.
          18.18 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
          18.19 “Optionee” means an individual or estate who holds an Option or SAR.

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          18.20 “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.
          18.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
          18.22 “Participant” means an individual or estate who holds an Award.
          18.23 “Plan” means this Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan, as amended from time to time.
          18.24 “Restricted Share” means a Common Share awarded under the Plan.
          18.25 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
          18.26 “SAR” means a stock appreciation right granted under the Plan.
          18.27 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
          18.28 “Service” means service as an Employee, Outside Director or Consultant.
          18.29 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
          18.30 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
          18.31 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
          18.32 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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Appendix A
Performance Criteria for Restricted Shares and Stock Units
The performance goals that may be used by the Committee for such awards may consist of: (a) operating profits (including EBITDA); (b) net profits; (c) earnings per share; (d) profit returns and margins; (e) revenues; (f) stockholder return and/or value; (g) stock price; (h) working capital; (i) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); and (j) clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies in each case, whether on particular timelines or generally).
Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.
Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

VANDA PHARMACEUTICALS INC.
9605 MEDICAL CENTER DRIVE, SUITE 300
ROCKVILLE, MD 20850

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M24843-P95260	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VANDA PHARMACEUTICALS INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends that you vote FOR the nominees for directors listed below:

1.	TO ELECT TWO DIRECTORS TO HOLD OFFICE UNTIL THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS.	☐	☐	☐

Nominees:

01) Howard H. Pien
02) H. Thomas Watkins

The Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain

2.	TO APPROVE THE MATERIAL TERMS OF THE VANDA PHARMACEUTICALS INC. 2006 EQUITY INCENTIVE PLAN, AS AMENDED.					☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

3.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.					☐	☐	☐

NOTE: In his or her discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M24844-P95260

VANDA PHARMACEUTICALS INC.
Annual Meeting of Stockholders
June 3, 2010 9:00 AM
This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 3, 2010
          The undersigned appoints Mihael H. Polymeropoulos, M.D. and Ms. Stephanie R. Irish, or any of them as shall be in attendance at the 2010 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”), to be held on June 3, 2010, at 9:00 a.m. local time, at 9605 Medical Center Drive, Rockville, Maryland, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.
If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors nominees for director in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Continued and to be signed on reverse side